                                                                     EXHIBIT T3A

        AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 06/05/1997
                                                          971184645 - 2181497


                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                          OF CITYSCAPE FINANCIAL CORP.


     Cityscape Financial Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST:    That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for submission of such amendment to the Corporation's stockholders at the Corporation's 1997 Annual Meeting of Stockholders for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that, the Board of Directors approves the amendment to the Company's Amended and Restated Certificate of Incorporation so that Section
     (a) of Article IV will be amended to read substantially in the form as follows:

          "(a) The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock," the total number of shares which the corporation shall have authority to issue is 110,000,000; the total number of shares of Preferred Stock shall be 10,000,000 and each such share shall have a par value of $0.01; and the total number of shares of Common Stock shall be 100,000,000 and each such share shall have a par value of $0.01."

     SECOND:   That thereafter, pursuant to resolution of its Board of
Directors, the 1997 Annual Meeting of Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Robert Grosser, its President, and Cheryl P. Carl, its Secretary this 5th day of June, 1997.


                                        By:  /s/ Robert Grosser
                                           --------------------------------
                                             Robert Grosser
                                             President

                                        ATTEST:  /s/ Cheryl P. Carl
                                               ----------------------------
                                                 Cheryl P. Carl
                                                 Secretary

   STATE OF DELAWARE
   SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 02:15 PM 07/22/1994
  944135635 - 2181497

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                           CITYSCAPE FINANCIAL CORP.


CITYSCAPE FINANCIAL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That (i) by unanimous written consent of the Board of Directors of CITYSCAPE FINANCIAL CORP. (the "Corporation"), pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and (ii) by written consent of a majority of the stockholders of the Corporation, pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware, all of the Corporation's directors and a majority of the stockholders of the Corporation jointly adopted a resolution proposing and declaring advisable a proposed amendment to the Certificate of Incorporation of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FOURTH of the Certificate of Incorporation of the Corporation be amended to read as follows:

     "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 12,500,000 shares, consisting solely of:

          12,000,000 shares of Class A Voting Common Stock, $0.01 par value per share (the "Class A Common Stock"); and

          500,000 shares of Class B Non-Voting Common Stock, $0.01 par value per share (the "Class B Common Stock").

          As used in this FOURTH:

          'Common Stock' means, collectively, the Class A Common Stock and Class B Common Stock of the Corporation.

          The following is a statement of the designations, powers, privileges and rights, and the qualifications, limitations and restrictions, in respect of each class of capital stock of the Corporation.

SECTION 1. COMMON STOCK

1.1. Terms Applicable to Common Stock.

     1.1.1     Dividend and Other Rights of Common Stock.

     (a) Ratable Treatment. Except as specifically otherwise provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The Corporation shall not subdivide or combine any shares of Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Common Stock, or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Common Stock. If dividends are declared which are payable in shares of Common Stock, such dividends shall be payable in shares of Class A Common Stock to holders of Class A Common Stock and in shares of Class B Common Stock to holders of Class B Common Stock.

     (b) Dividends. The holders of Common Stock shall be entitled to dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Common Stock, and, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock.

     1.1.2     Voting Rights of Common Stock.

     (a) Class A Common Stock. Except as otherwise provided by law, the holders of Class A Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder.

     (b) Class B Common Stock. Except as otherwise provided by law, the holders of Class B Common Stock shall have no right to vote on any matter submitted to stockholders of the Corporation for vote, consent or approval, and the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

1.2. Conversion

     (a) Conversion of Class B Common Stock. Subject to and upon compliance with the provisions of this Section 1.2, each record holder of

Class B Common Stock shall be entitled at any time and from time to time to convert any and all of the shares of Class B Common Stock held by it into the same number of shares of Class A Common Stock.

     (b) Conversion of Class A Common Stock. Subject to and upon compliance with the provisions of this Section 1.2, each record holder of Class A Common Stock is entitled at any time and from time to time to convert any or all of the shares of Class A Common Stock held by it into the same number of shares of Class B Common Stock.

     (c) Conversion Procedure.

     (i) Each conversion of shares of Class A Common Stock or shares of Class B Common Stock will be effected by the surrender to the Corporation of the certificate or certificates representing the shares to be converted, duly endorsed or assigned in blank, with signatures guaranteed if reasonably requested by the Corporation, at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate in writing to the holder or holders of the Common Stock) at any time during its usual business hours, and by the giving of written notice by the holder of such Class A Common Stock or Class B Common Stock stating that such holder desires to convert all or a stated number of the shares of Class B Common Stock represented by such certificate or certificates into Class A Common Stock or to convert all or a stated number of the shares of Class A Common Stock represented by such certificate or certificates into Class B Common Stock, which notice will also state the name or names (with addresses) and denominations in which the certificate or certificates for the Class A Common Stock or Class B Common Stock, as the case may be, will be issued and will include instructions for delivery thereof.

     (ii) Promptly after such surrender and the receipt of such written notice and statement, the Corporation will issue and deliver in accordance with such instructions the certificate or certificates for the Class A Common Stock or Class B Common Stock issuable upon such conversion. In addition, the Corporation will deliver to the converting holder a certificate representing any portion of the shares of Class A Common Stock or Class B Common Stock which had been represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. Such conversion, to the extent permitted by law, will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered in accordance herewith and such notice has been received, and at such time the rights of the holder of such Class A Common Stock or Class B Common Stock, as the case may be (or specified portion thereof), as such holder will cease, and the person or persons in whose name or names the certificate or certificates for shares of Class A Common
Stock or Class B Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common Stock or Class B Common Stock represented thereby.

     (iii) The Corporation will at all times (A) reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common Stock as provided in this Section, such number of shares of Class A Common Stock as are then issuable upon conversion of all then outstanding shares of Class B Common Stock into shares of Class A Common Stock, and (B) reserve and keep available out of its authorized but unissued shares of Class B Common Stock or its treasury shares of Class B Common Stock, solely for the purpose of issuance upon conversion of the Class A Common Stock as provided in this Section, such number of shares of Class B Common Stock as are then issuable upon conversion of all then outstanding shares of Class A Common Stock into shares of Class B Common Stock hereunder. Notwithstanding the foregoing, if, at any time, there shall be an insufficient number of authorized or treasury shares of Class A Common Stock available for issuance upon conversion of Class B Common Stock, or an insufficient number of authorized or treasury shares of Class B Common Stock available for issuance upon conversion of Class A Common Stock, the Corporation will take all action necessary to propose and recommend to the stockholders of the Corporation that this Certificate of Incorporation be amended to authorize additional shares in an amount sufficient to provide adequate reserves of shares for issuance upon such conversion, including the diligent solicitation of votes and proxies to vote in favor of such an amendment. All shares of Class A Common Stock and Class B Common Stock which are issuable upon conversion hereunder will, when issued, be duly and validly issued, fully paid and nonassessable.

     (iv) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock and for shares for Class B Common Stock upon conversion of shares of Class A Common Stock will be made without charge to any original holder of any shares of Common Stock for any issuance tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock or Class B Common Stock, provided that the Corporation will not be required to pay any such taxes or costs which may be payable in respect of any such conversion by any other person or in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the registered holder of the shares converted.

     (d) Restrictions on Conversion. Any other provisions hereof to the contrary notwithstanding, no person which is a bank holding company or a subsidiary of a bank holding company (a "Bank Affiliate") as defined in the Bank Holding Company Act of 1956, as amended, or other applicable banking laws of the United States of America and the rules and regulations promulgated thereunder, shall exercise its rights to convert shares of Class B Common Stock into shares of Class A Common Stock, if, under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such Bank Affiliate, (a) after giving effect to such conversion, such Bank Affiliate would own, control or have power to vote a greater quantity of securities of any kind than the Bank Affiliate shall be permitted to own, control or have power to vote, or (b) such conversion would not be permitted. For purposes of this Section 1(d), a written statement of the Bank Affiliate converting shares of Class B Common Stock into Class A Common Stock, delivered to the Corporation upon surrender of any shares of Common Stock for conversion into any shares of Class A Common Stock, to the effect that the Bank Affiliate is legally entitled to exercise its rights to convert such shares and that such conversion will not violate the prohibitions set forth in the preceding sentence, shall be conclusive and binding upon the Corporation and shall obligate the Corporation to deliver certificates representing the shares of Common Stock so converted in accordance with the other provisions hereof.

     SECTION 2. PROVISIONS OF COMMON APPLICATION.

     2.1 Registration of Transfer. The Corporation will keep at its principal office or at the office of its legal counsel a register for the registration of all classes of Common Stock. Upon the surrender of any certificate representing Common Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Common Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Common Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance, unless such issuance is made in connection with a transfer of Common Stock, in which case the transferring holder will pay all taxes arising from such transfer.

     2.2 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Common Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares and class of Common Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          2.3 Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be deemed properly delivered if either personally delivered or sent by overnight courier or mailed certified or registered mail, return receipt requested, postage prepaid, to the recipient (a) in the case of any Stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder) and (b) in the case of the Corporation, at its principal office. Any such notice shall be effective (i) if delivered personally or by telecopier, when received, (ii) if sent by overnight courier, when receipted for, and (iii) if mailed, three (3) days after being mailed as described above."

SECOND:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, CITYSCAPE FINANCIAL CORP., has caused this certificate to be signed by ROBERT GROSSER, its PRESIDENT and CHERYL P. CARL, its SECRETARY, this 21st day of JULY, 1994.

                                             CITYSCAPE FINANCIAL CORP.


                                             By: /s/ Robert Grosser
                                                 -------------------------
                                                 ROBERT GROSSER, PRESIDENT


ATTEST:

By: /s/ Cheryl P. Carl
   -------------------------
   CHERLY P. CARL, SECRETARY

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/27/1994
                                                          944073788 - 2181497

                              MANDI OF ESSEX, INC.

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

     Mandi of Essex, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST:    That by unanimous written consent of the Board of Directors of
Mandi of Essex, Inc., resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended said Article shall read as follows:

        "The name of the Corporation shall be Cityscape Financial Corp."

     and that the Article thereof numbered "Fourth" as amended shall read as follows:

     The total number of shares of common stock which this Corporation is authorized to issue is twenty million (20,000,000) shares of the par value of $.001 each and the total number of preferred shares which this Corporation is authorized to issue is 100,000 shares of the par value of $.001 each. Such preferred shares to be issued in such series and with such right, preferences and designations as determined by the Board of Directors of the Corporation.

     SECOND:   That thereafter, pursuant to resolution of its Board of
Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: The Corporation effectuated a 12 for 1 forward stock split effective as of May 2, 1994, as to the 30,000 shares of common stock outstanding as of March 22, 1994, increasing said shares from 30,000 to 360,000.

     IN WITNESS WHEREOF, said Mandi of Essex, Inc., has caused this certificate to be signed by Daniel R. Wainick, its President, and Steven J. Wainick, its Secretary, this 27th day of April 1994.



                                   By: /s/ Daniel R. Wainick
                                       -----------------------------
                                       Daniel R. Wainick, President


                                   By: /s/ Steven J. Wainick
                                       -----------------------------
                                       Steven J. Wainick, Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                              MANDI OF ESSEX, LTD.

                          ---------------------------


     FIRST. The name of this corporation shall be:

                              MANDI OF ESSEX, LTD.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle 19805, and its registered Agent at such address is CORPORATION SERVICE COMPANY.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

     Fifty Million (50,000,000) shares of the par value of $.001 each, amounting to Fifty Thousand Dollars ($50,000.00)

     FIFTH: The name and address of the incorporator is as follows:

                         Maureen W. Cullen
                         Corporation Service Company
                         1013 Centre Road
                         Wilmington, DE 19805

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this sixteenth day of December, A.D. 1988.



                         /s/ Maureen W. Cullen
                         ---------------------
                           Maureen W. Cullen
                              Incorporator